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                                                                 EXHIBIT -(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Boards of Trustees and Shareholders
ING Equity Trust:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the statement of additional information.

                                  /s/ KPMG LLP

Boston, Massachusetts
December 20, 2005